EXHIBIT 5.2





                            ARNALL GOLDEN GREGORY LLP
                                 171 17TH STREET
                                   SUITE 2100
                             ATLANTA, GA 30309-3450

                                                     Direct phone:  404-873-8500
                                                       Direct fax:  404-873-8501
                                                                     www.agg.com


                                December 17, 200


CryoLife, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia 30144


         Re:  Form S-3 Registration Statement

Dear Ladies and Gentlemen:

     We have acted as counsel to CryoLife, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of common stock, par value $0.01, of the Company (including attached preferred share purchase rights) (the "Common Stock") and (ii) shares of preferred stock, par value $0.01, of the Company (the "Preferred Stock") which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares" and together with the Common Stock and the Preferred Stock, the "Securities").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Company's Articles of Incorporation, as amended to date, (c) the Company's By-Laws, as amended to date, (d) certificates of officers or other representatives of the Company, and
(d) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) one or more prospectus supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

CryoLife, Inc.
December 17, 2004
Page 2


     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     When (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of articles of amendment relating to the Preferred Stock underlying the Depositary Shares and the filing of the articles of amendment with the Secretary of State of the State of Florida; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited to the laws of the State of Florida and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                       Sincerely,

                                       /s/ ARNALL GOLDEN GREGORY LLP

                                       ARNALL GOLDEN GREGORY LLP